As filed with the Securities and Exchange Commission on October 20, 2003

Registration No. 333-107530

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

EMC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	3572	04-2680009
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

176 South Street

Hopkinton, Massachusetts 01748

(508) 435-1000

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Paul T. Dacier, Esq.

Senior Vice President and General Counsel

EMC Corporation

176 South Street

Hopkinton, Massachusetts 01748

(508) 435-1000

(Name, Address, Including Zip Code, and Telephone

Number, Including Area Code, of Agent For Service)

Copies to:

David B. Walek, Esq.	John W. Larson, Esq.
Ropes & Gray LLP	William A. Myers, Esq.
One International Place	Morgan, Lewis & Bockius LLP
Boston, Massachusetts 02110	One Market Street, Spear Street Tower
Telephone: (617) 951-7000	San Francisco, California 94105
Facsimile: (617) 951-7050	Telephone: (415) 442-1000
Facsimile: (415) 442-1001

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger of a wholly-owned subsidiary of EMC Corporation into Legato Systems, Inc. have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-107530

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.     Indemnification of Directors and Officers

Section 67 of Chapter 156B of the Massachusetts General Law authorizes a Massachusetts corporation to indemnify any director, officer, employee or other agent of the corporation, any person who serves at its request as a director, officer, employee or other agent of another organization, or any person who serves at its request in any capacity with respect to any employee benefit plan to whatever extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

The Registrant’s Restated Articles of Organization include a provision that eliminates the personal liability of each of its directors for monetary damages for breach of fiduciary duty as a director to the extent provided by applicable law, notwithstanding any provision of law imposing such liability, except for liability, to the extent required by Section 13(b)(1 1/2) or any successor provision of the Massachusetts Business Corporation Law, (a) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Sections 61 or 62 of the Massachusetts Business Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.

In addition, the Registrant’s Amended and Restated By-laws provide that: (a) the Registrant shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who act at its request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses incurred by reason of such individual being or having been such a director or officer, except with respect to any matter as to which such director or officer shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such individual’s action was in the best interests of the Registrant or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; provided that no indemnification shall be provided for any compromise payment and related expenses unless such compromise is approved as in the best interests of the Registrant, after notice that it involves such indemnification, by (i) a disinterested majority of the directors then in office, (ii) a majority of the disinterested directors then in office, provided there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that such individual’s action was in the best interests of the Registrant, or (iii) the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer; (b) the Registrant is authorized to pay expenses, including counsel fees, from time to time reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay to the Registrant the amounts so paid by the Registrant if it is ultimately determined that indemnification for such expenses is not authorized under the Amended and Restated Bylaws; and (c) the right of indemnification under the Amended and Restated By-laws shall not be exclusive of or affect any other rights to which any director or officer may be entitled.

In addition, the Registrant has entered into indemnification agreements with its directors and executive officers providing for the indemnification of such director or executive officer, as applicable, to the extent legally permissible and the payment of expenses, including counsel fees reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding in which such individual may be involved by reason of such individual being or having been a director or officer of the Registrant.

Item 21.    Exhibits and Financial Statement Schedules

(a)	Exhibits:
2.1	Agreement and Plan of Merger dated as of July 7, 2003 by and among EMC Corporation, Eclipse Merger Corporation and Legato Systems, Inc. (included as Annex A to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference). (4)
3.1	Restated Articles of Organization of EMC Corporation, as amended. (1)
3.2	Amended and Restated By-laws of EMC Corporation, as amended. (2)
4.1	Form of Stock Certificate. (3)
5.1	Opinion of Paul T. Dacier, Senior Vice President and General Counsel of EMC Corporation, regarding the validity of the securities being registered. (4)
8.1	Opinion of Ropes & Gray LLP regarding certain tax aspects of the merger.
8.2	Opinion of Morgan, Lewis & Bockius LLP regarding certain tax aspects of the merger.
10.1	Employment Agreement between EMC Corporation and David B. Wright dated as of July 7, 2003. (4)
10.2	Employment Agreement between EMC Corporation and David L. Beamer dated as of July 7, 2003. (4)
23.1	Consent of Paul T. Dacier (included as part of his opinion filed as Exhibit 5.1 and incorporated herein by reference). (4)
23.2	Consent of Ropes & Gray LLP (included as part of its opinion filed as Exhibit 8.1 and incorporated herein by reference).
23.3	Consent of Morgan, Lewis & Bockius LLP (included as part of its opinion filed as Exhibit 8.2 and incorporated herein by reference).
23.4	Consent of Morgan Stanley & Co. Incorporated (included as part of its opinion filed as Exhibit 99.1 and incorporated herein by reference). (4)
23.5	Consent of PricewaterhouseCoopers LLP, Boston, Massachusetts. (4)
23.6	Consent of PricewaterhouseCoopers LLP, San Jose, California. (4)
24.1	Power of Attorney (included on the signature page of this registration statement and incorporated herein by reference). (4)
99.1	Opinion of Morgan Stanley & Co. Incorporated (included as Annex B to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference). (4)
99.2	Form of Proxy of Legato Systems, Inc. (4)
99.3	Consent of David N. Strohm. (4)

(1)	Incorporated by reference to EMC Corporation’s Quarterly Report on Form 10-Q filed August 9, 2001 (No. 1-9853).
(2)	Incorporated by reference to EMC Corporation’s Annual Report on Form 10-K filed March 17, 2000 (No. 1-9853).
(3)	Incorporated by reference to EMC Corporation’s Annual Report on Form 10-K filed March 31, 1988 (No. 0-14367).
(4)	Previously filed.

Item 22.    Undertakings

The undersigned registrant hereby undertakes:

(1)    that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(2)    that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

(3)    that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(4)    to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4 under the Securities Act of 1933, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

(5)    to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hopkinton, Commonwealth of Massachusetts, on the 20th day of October, 2003.

EMC CORPORATION

By:	/s/ PAUL T. DACIER

Paul T. Dacier
Senior Vice President and General Counsel

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* MICHAEL C. RUETTGERS	Executive Chairman of the Board of Directors	October 20, 2003

* JOSEPH M. TUCCI	President, Chief Executive Officer and Director (Principal Executive Officer)	October 20, 2003

* WILLIAM J. TEUBER, JR.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 20, 2003

* MARK A. LINK	Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 20, 2003

* MICHAEL J. CRONIN	Director	October 20, 2003

* GAIL DEEGAN	Director	October 20, 2003

* JOHN R. EGAN	Director	October 20, 2003

* W. PAUL FITZGERALD	Director	October 20, 2003

* WINDLE B. PRIEM	Director	October 20, 2003

* ALFRED M. ZEIEN	Director	October 20, 2003

The undersigned, by signing his name hereto, does sign and execute this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 pursuant to the Power of Attorney executed by the above named directors and officers of the registrant and previously filed with the Securities and Exchange Commission on behalf of such directors and officers.

*By:	/s/ PAUL T. DACIER Paul T. Dacier Senior Vice President and General Counsel	Attorney-in-fact	October 20, 2003

EXHIBIT INDEX

2.1	Agreement and Plan of Merger dated as of July 7, 2003 by and among EMC Corporation, Eclipse Merger Corporation and Legato Systems, Inc. (included as Annex A to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference). (4)

3.1	Restated Articles of Organization of EMC Corporation, as amended. (1)

3.2	Amended and Restated By-laws of EMC Corporation, as amended. (2)

4.1	Form of Stock Certificate. (3)

5.1	Opinion of Paul T. Dacier, Senior Vice President and General Counsel of EMC Corporation, regarding the validity of the securities being registered. (4)

8.1	Opinion of Ropes & Gray LLP regarding certain tax aspects of the merger.

8.2	Opinion of Morgan, Lewis & Bockius LLP regarding certain tax aspects of the merger.

10.1	Employment Agreement between EMC Corporation and David B. Wright dated as of July 7, 2003. (4)

10.2	Employment Agreement between EMC Corporation and David L. Beamer dated as of July 7, 2003. (4)

23.1	Consent of Paul T. Dacier (included as part of his opinion filed as Exhibit 5.1 and incorporated herein by reference). (4)

23.2	Consent of Ropes & Gray LLP (included as part of its opinion filed as Exhibit 8.1 and incorporated herein by reference).

23.3	Consent of Morgan, Lewis & Bockius LLP (included as part of its opinion filed as Exhibit 8.2 and incorporated herein by reference).

23.4	Consent of Morgan Stanley & Co. Incorporated (included as part of its opinion filed as Exhibit 99.1 and incorporated herein by reference). (4)

23.5	Consent of PricewaterhouseCoopers LLP, Boston, Massachusetts. (4)

23.6	Consent of PricewaterhouseCoopers LLP, San Jose, California. (4)

24.1	Power of Attorney (included on the signature page of this registration statement and incorporated herein by reference). (4)

99.1	Opinion of Morgan Stanley & Co. Incorporated (included as Annex B to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference). (4)

99.2	Form of Proxy of Legato Systems, Inc. (4)

99.3	Consent of David N. Strohm. (4)

(1)	Incorporated by reference to EMC Corporation’s Quarterly Report on Form 10-Q filed August 9, 2001 (No. 1-9853).
(2)	Incorporated by reference to EMC Corporation’s Annual Report on Form 10-K filed March 17, 2000 (No. 1-9853).
(3)	Incorporated by reference to EMC Corporation’s Annual Report on Form 10-K filed March 31, 1988 (No. 0-14367).
(4)	Previously filed.